Exhibit 99.3

CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED
APRIL 30, 2011 AND 2010
(UNAUDITED)

CABLES UNLIMITED, INC.

Index

Page

Condensed Consolidated Balance Sheets April 30, 2011 (Unaudited) and December 31, 2010	2

Condensed Consolidated Statements of Operations (Unaudited) Six Months Ended April 30, 2011 and 2010	3

Condensed Consolidated Statements of Cash Flows (Unaudited) Six Months Ended April 30, 2011 and 2010	4

Notes to Condensed Consolidated Financial Statements	5 - 7

CABLES UNLIMITED, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	April 30, 2011	December 31, 2010
	(Unaudited)	(Note 1)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$307,034	$402,317
Trade accounts receivable, net of allowance for doubtful accounts of $42,051	867,286	995,450
Inventories	431,363	453,852
Other current assets	8,457	7,292
TOTAL CURRENT ASSETS	1,614,140	1,858,911

Property and Equipment:
Land and building	1,538,100	1,538,100
Equipment and tooling	107,884	107,884
Furniture and office equipment	4,801	4,801
	1,650,785	1,650,785
Less accumulated depreciation	80,416	53,124
TOTAL	1,570,369	1,597,661

Other assets, net	79,273	81,415
TOTAL ASSETS	$3,263,782	$3,537,987

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$24,360	$207,881
Accrued expenses	46,301	106,842
Current portion of long-term debt	82,576	94,512
TOTAL CURRENT LIABILITIES	153,237	409,235

Long-term debt	1,374,829	1,387,534
TOTAL LIABILITIES	1,528,066	1,796,769

EQUITY
Cables Unlimited, Inc.:
Common stock; no par value; 200 shares authorized; 10 shares issued and outstanding	5,000	5,000
Additional paid-in capital	565,976	565,976
Retained earnings	963,185	974,987
Total Cables Unlimited, Inc.	1,534,161	1,545,963
Noncontrolling interest	201,555	195,255
TOTAL EQUITY	1,735,716	1,741,218
TOTAL LIABILITIES AND EQUITY	$3,263,782	$3,537,987

See Notes to Condensed Consolidated Financial Statements.

CABLES UNLIMITED, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED APRIL 30,
(UNAUDITED)
	2011	2010

Net sales	$2,864,651	$2,378,115

Cost of sales	2,116,043	1,728,871

Gross profit	748,608	649,244

Operating expenses:

Selling, general and administrative	579,507	631,176

Totals	579,507	631,176

Income from operations	169,101	18,068

Other income - interest income	1,574	1,964
Other expense - interest expense	(43,341)	(21,376)

Income before income taxes	127,334	(1,344)

Provision for income taxes	-	-

Consolidated net income (loss)	127,334	(1,344)

Net income (loss) attributable to noncontrolling interest	(12,656)	6,172

Net income (loss) attributable to Cables Unlimited, Inc.	$139,990	$(7,516)

See Notes to Condensed Consolidated Financial Statements.

CABLES UNLIMITED, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED APRIL 30,
(UNAUDITED)

	2011	2010
OPERATING ACTIVITIES:
Consolidated net income	$127,334	$(1,344)
Adjustments to reconcile consolidated net income to net cash provided by (used in) operating activities:
Bad debt recovery	(35,861)	-
Depreciation and amortization	42,161	35,365
Changes in operating assets and liabilities:
Trade accounts receivable	194,694	69,411
Inventories	84,813	(11,061)
Other current assets	(8,457)	(11,517)
Accounts payable	(159,083)	(132,297)
Accrued expenses	30,826	(53,580)
Net cash provided by (used in) operating activities	276,427	(105,023)

INVESTING ACTIVITIES:
Capital expenditures	(41,500)	(99,032)
Net cash used in investing activities	(41,500)	(99,032)

FINANCING ACTIVITIES:
Financing costs	(7,488)	(78,212)
Principal payments on long-term debt	(36,732)	(21,527)
Distributions to VIE	36,733	165,268
Distributions to stockholder	(377,028)	(224,016)
Net cash used in financing activities	(384,515)	(158,487)

Net decrease in cash and cash equivalents	(149,588)	(362,542)

Cash and cash equivalents, beginning of period	456,622	550,260

Cash and cash equivalents, end of period	$307,034	$187,718

See Notes to Condensed Consolidated Financial Statements.

CABLES UNLIMITED, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 – Unaudited interim financial statements, business activities and summary of significant accounting policies

Unaudited interim financial statements

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, which are normal and recurring, have been included in order to make the information not misleading. Information included in the balance sheet as of December 31, 2010 has been derived from, and certain terms used herein are defined in, the audited financial statements of the Company as of December 31, 2010.

Business activities

Cables Unlimited, Inc. (the “Company” or “Cables Unlimited”) is an established high quality fiber optic custom cable manufacturer based in Long Island, New York.  The Company is a Corning Cable Systems CAH Connections (SM) Gold Program member, authorized to manufacture optic products that are backed by Corning Cable Systems’ extended warranty.  The products manufactured by Cables Unlimited include custom fiber optic cable assemblies, adapters and electromechanical wiring harnesses for communications, computer, LAN, automotive and medical equipment. The Company also provides installation services of fiber optic cable assemblies, adapters, and electromechanical wiring harnesses.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its variable interest entity (“VIE”) K&K Unlimited LLC (“K&K”).  All intercompany balances and transactions have been eliminated in consolidation.

Variable interest entity

Management analyzes if the Company has any variable interests in variable interest entities.  This analysis includes a qualitative review based on an evaluation of the design of the entity, its organizational structure, including decision making ability and financial agreements, as well as a quantitative review.  Accounting principles generally accepted in the United States of America require a reporting entity to consolidate a VIE when the reporting entity has a variable interest that provides it with a controlling financial interest in the VIE.  The entity that consolidates a VIE is referred to as the primary beneficiary of the VIE.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

Accounts receivable

Accounts receivable are from the sale of high quality fiber optic custom cable and the cable pulling services provided to customers.  The Company provides an allowance for doubtful accounts based upon potential unrecoverable uninsured balances.  The allowance for doubtful accounts is increased monthly based upon historical collection information.  Accounts receivable are due 30 days after issuance of the invoice.  Accounts receivable past due more than 60 days are subjected to a collection process and considered for write-off based on individual credit evaluation and specific circumstances of the customer.

Note 1 – Unaudited interim financial statements, business activities and summary of significant accounting policies (concluded)

Revenue recognition

Four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. The Company recognizes revenue from product sales after purchase orders are received which contain a fixed price and the products are shipped. Most of the Company’s products are sold to continuing customers with established credit histories.  Revenue is recognized under the accrual method, when goods are shipped (FOB-shipping point).

Cash and cash equivalents

The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.  At April 30, 2011, cash equivalents consist principally of investments in money market funds.

Inventories

Inventories, consisting of raw materials, are stated at the lower of cost or market. Cost has been determined using the weighted average cost method. The Company reserves for obsolete inventory based upon their specific identification of inventory items. Inventories consist of raw materials as of April 30, 2011.  The Company does not have a reserve against inventory at April 30, 2011.

Property and equipment

The Company’s building is recorded at cost and depreciated over its estimated useful life (39 years) using the straight-line method.  Equipment, tooling and furniture are recorded at cost and depreciated over their estimated useful lives (generally 3 to 5 years) using the straight-line method. Expenditures for repairs and maintenance are charged to operations in the period incurred.

Long-lived assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when the undiscounted cash flows expected to be generated by an asset (or group of assets) is less than its carrying amount. Any required impairment loss is measured as the amount by which the assets carrying value exceeds its fair value, and is recorded as a reduction in the carrying value of the related asset and a charge to operations.  Management believes that the carrying values and useful lives continue to be appropriate.

 Income taxes

The Company has elected, and the stockholders have consented, under the applicable provisions of the Internal Revenue and New York State Franchise Tax Codes, to have the Company report its income for Federal Corporation and New York State Franchise tax purposes as an “S” Corporation. K&K is a single member LLC and this is treated as a disregarded entity for Federal and state income tax purposes. The stockholders report their respective shares of the net taxable income or loss on their personal tax returns. Therefore, no provision is made for Federal Corporation or state level taxes, except for various state level taxes imposed on “S” Corporations, when applicable

The Company has no unrecognized tax benefits at April 30, 2011. The Company's U.S. Federal and state income tax returns for the periods through 2007 are open and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company accounts for potential interest and penalties on tax matters as a component of the income tax provision.

Note 2 - Variable interest entity

K&K was formed on August 14, 2009 for the purpose of establishing a separation of legal ownership of the building where the Company conducts its operations.  The Company’s sole stockholder is the sole member of K&K. The Company was deemed the primary beneficiary of K&K even though it has no direct ownership in K&K as it has the power to direct the activities of K&K that most significantly impacts its economic performance and provides significant financial support through a lease agreement between the Company and K&K and a guarantee of K&K’s mortgage note payable to Teacher’s Federal Credit Union (“TFCU”)

As of April 30, 2011 and for the six months then ended, K&K had assets of $1,614,474 ($51,643 in cash, $1,480,945 in land and building, net and $81,886 in other assets), liabilities of $1,412,919, revenues of $78,000 and expenses of $49,055.  Included in total consolidated assets are assets totaling $1,532,588 that represent collateral for these obligations.

Note 3 - Subsequent events

Effective June 15, 2011, the sole stockholder sold all of his common shares in Cables Unlimited to RF Industries, LTD. (“RFI”) for $5.6 million, consisting of $2.8 million in cash and $2.8 million in common stock of RFI.  The Company will continue its operations in Long Island, NY and is now a wholly-owned subsidiary of RFI.

The Company has evaluated events and transactions for potential recognition or disclosure through September 1, 2011, which is the date the consolidated financial statements were available to be issued.